Exhibit 99.2

Harland to Merge with M&F Worldwide
Employee Q&A

The Transaction

What did Harland announce today?

Harland announced that it has entered into a definitive merger agreement with M&F Worldwide.

Who is M&F Worldwide Corp.?

M&F Worldwide Corp. is a holding company with two businesses, both of which operate as wholly owned subsidiaries.  The one familiar to Harland employees is Clarke American Corp.  M&F Worldwide also owns Mafco Worldwide Corp., which manufactures licorice.  The company’s Web site is www.mandfworldwide.com.

What will happen as a result of the merger?

As a result of the transaction, M&F Worldwide will acquire Harland and merge our operations with theirs.

Is it a merger or an acquisition?

M & F Worldwide Corp. is acquiring Harland through a transaction structured, as a legal matter, as a merger.

Does this involve all of Harland’s operations or only Harland Printed Products?

All of Harland — Harland Printed Products, Harland Financial Solutions, Scantron and the corporate staff — is included in the transaction.

What are the terms of the transaction?

M & F Worldwide will acquire Harland for $52.75 per share in cash, or approximately $1.7 billion, including the assumption of debt.  Upon the completion of the transaction, Harland will become a wholly owned subsidiary of M & F Worldwide.

When will the transaction close?

It is too early to say for certain when the transaction will close, but we expect it to close in the second half of 2007.

Why will it take so long to close?  What sort of regulatory approval is needed?

The transaction is subject to both regulatory and shareholder approval.  We will promptly begin the regulatory process.  We will also hold a special meeting of shareholders to approve the transaction.

Is there a chance the merger will not take place?

We are confident that the merger is procompetitive and is in the best interests of shareholders and customers of both companies.

Strategy

Why would the two companies want to merge?

Combining the resources of Harland and Clarke American will provide significant value to customers and shareholders of both companies.  We also believe that the merger will enable Harland to reach the next level of accomplishment.  We also believe that the merger will provide a platform to grow both Harland Financial Solutions and Scantron at a faster pace.

Why didn’t Harland buy Clarke?

We have seen the merits of a combination of these two companies for a while.  Our discussions with M&F Worldwide resulted in the current structure which we believe is in the best interest of our shareholders and customers.

What about our current strategy?

Our strategy remains intact, and we will continue to execute on it.  We will continue to develop new products and services, cross sell additional products and services to existing customers and look for ways to demonstrate our value to both financial institutions and schools.  We will also continue to look for ways to increase operational efficiencies, as we have always done.

Operations

What will the combined organization be called?

That decision has not yet been made.

Where will the combined organization be headquartered?

That decision has not yet been made.

Who will lead the combined organization?

That decision has not yet been made.

What will the annual revenue of the combined company be?

The annual revenue of the combined company is expected to be more than $1.7 billion.

Will there be plant consolidations?

That decision has not yet been made.

Will there be integration teams?

Details and the process for those teams will be determined at a later date.

What will happen to customers of both companies while the deal goes through regulatory approval?

Until we receive regulatory approval and the merger takes place, we remain two separate companies.  We will continue to meet our clients’ needs and to provide the highest possible quality and levels of service.

Employee Relations

Will there be layoffs?

That decision has not been made.

If there are layoffs, will M&F honor Harland’s severance policy?

Yes.  For any layoffs that occur up to a year after the merger takes place, M&F Worldwide will honor Harland’s severance policy.

Will years of service be recognized by the new company?

Yes.  Years of service will be recognized for purposes of eligibility, vesting, level of benefits, etc.  This includes years of service from companies acquired by Harland.

Will my benefits and current compensation change?

Your benefits and compensation plans will remain intact until the transaction closes and the merger takes place.  In addition, M & F Worldwide has agreed to maintain for one year cash compensation and benefits that are no less favorable in the aggregate than Harland’s current plans.

Will Harland continue to hire new employees between now and when the merger takes place?

Yes.  We will continue to hire new employees as the need arises.  Please continue to follow the established procedures for job requisitions.

What can employees expect in the interim?

Until the merger takes place, Harland remains a separate independent company, and it is business as usual.  We will continue to implement our strategy, pursue new business opportunities and strive to produce superior results for our shareholders.

Will we still do performance reviews and receive merit increases in April?

Yes.  Employees will receive their annual performance reviews and merit increases will continue.

Investor Relations

The announcement said that Harland shareholders will receive $52.75 per share.  When will that happen?

All Harland shareholders will be paid for their shares when the merger is completed, expected in the second half of 2007.

Will Harland still be a publicly traded company?

Harland will continue to be a publicly traded company until the merger is completed.  After the merger is completed, Harland will no longer be a separate publicly traded company but will become part of M&F Worldwide Corp.  M&F Worldwide is publicly traded.  It trades on the New York Stock Exchange under the symbol “MFW”.

Will Harland continue to pay dividends?

Harland will continue to pay quarterly dividends consistent with past practice.

Why are we suspending the Employee Stock Purchase Plan?

We are in the position of running out of shares allocated to the Employee Stock Purchase Plan.  We thought this would happen at the end of the first quarter but based on greater-than-expected participation in the ESPP, it is happening at the end of 2006.  Allocation of additional shares requires shareholder approval, which under normal circumstances we would have sought at the shareholders meeting in April.  With this announcement it doesn’t make sense to allocate more shares at this time.

M&F Worldwide and Clarke American

Where is M&F Worldwide located?

M&F Worldwide is headquartered in New York City.

Where is Clarke American headquartered?

Clarke American is headquartered in San Antonio, Texas.

How many employees does Clarke American have?

Clarke American has 3,200 employees.

How many manufacturing facilities does Clarke American have?

Clarke American has 10 manufacturing facilities.  They are located in:

Charlotte, North Carolina
Columbus, Ohio
Dallas, Texas
Des Moines, Iowa
Jeffersonville, Indiana
Louisville, Kentucky
Phoenix, Arizona
Salt Lake City, Utah
Syracuse, New York
San Antonio, Texas

How many customer care centers does Clarke American have?

Clarke American has five customer care centers (they call them contact centers).  Two are located in San Antonio, two are in Salt Lake City and one is located in Charlotte.

Does Clarke American have any other businesses besides checks sold to financial institutions?

Yes. Clarke American also includes Alcott Routon, which provides financial institutions with direct marketing programs; Checks in the Mail, which sells checks and related products directly to the end consumer; and B2Direct, which offers customized business kits and treasury management services to businesses.

Note:  the following information is provided in accordance with federal securities laws and regulations.

Safe Harbor Statement

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “believe,” “expect,” “anticipate,” “plan,” “estimate” or similar expressions.  Examples of forward-looking statements in this document include, but are not limited to, statements regarding the proposed acquisition of Harland by M&F Worldwide.  These forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those contemplated by such forward-looking statements.  Such risks and uncertainties include:  the results of the review of the proposed merger by regulatory agencies, and any conditions imposed in connection with consummation of the merger; approval of the merger by the shareholders of Harland; satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks described from time to time in Harland’s filings with the Securities and Exchange Commission, including the risk factors identified in Harland’s annual report on Form 10-K for the year ended December 31, 2005.  Harland believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements which are based on current expectations.  Furthermore, forward-looking statements speak only as of the date they are made and Harland undertakes no obligation to update publicly any of these statements in light of new information or future events.

Additional Information and Where to Find It

In connection with the proposed merger and required shareholder approval, Harland will file a proxy statement with the Securities and Exchange Commission.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT

AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HARLAND AND THE MERGER.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission, at its website at www.sec.gov.  In addition, the documents filed by Harland with the Securities and Exchange Commission may be obtained free of charge by contacting Harland at: John H. Harland Company, Attn: Henry R. Bond, Vice President, Investor Relations, Box 105250, Atlanta, Georgia 30348; Telephone: 770-593-5697.  Harland’s filings with the Securities and Exchange Commission are also available on Harland’s website at www.Harland.net.

Participants in the Solicitation

Harland and its officers and directors may be deemed to be participants in the solicitation of proxies from Harland’s shareholders with respect to the merger.  Information about Harland’s executive officers and directors and their ownership of Harland’s shares is set forth in the proxy statement for Harland’s 2006 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on March 27, 2006.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Harland and its respective executive officers and directors in the merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the Securities and Exchange Commission.